UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 30, 2007

1-800 CONTACTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23633	87-0571643
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

66 E. Wadsworth Park Drive, Draper UT	84020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(801) 316-5000

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐ Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01  Completion of Acquisition or Disposition of Assets

                On June 30, 2007, 1-800 CONTACTS, INC. (“1-800 CONTACTS”) transferred certain assets related to 1-800 CONTACTS’ international contact lens manufacturing, distribution, and related operations to Clearlab SG Pte. Ltd., a wholly-owned subsidiary of Mi Gwang Contact Lens Co., Ltd. (collectively, “Mi Gwang”), pursuant to a Purchase Agreement by and among 1-800 CONTACTS and Mi Gwang (the “Mi Gwang Agreement”).  1-800 CONTACTS previously disclosed the signing of the Purchase Agreement in a Current Report on Form 8-K which was filed with the Securities Exchange Commission on June 1, 2007.

The assets transferred to Mi Gwang include all of the interests of 1-800 CONTACTS and ClearLab International Pte. Ltd, a wholly-owned subsidiary of 1-800 CONTACTS, in and to the following:

•                  real property, tangible property, inventory, and fixed assets in Singapore;

•                  trade receivables and other current assets;

•                  certain intellectual property relating to the products produced by ClearLab International Pte. Ltd. in Singapore, including certain trademarks and trade names, associated goodwill, related licenses and sublicenses, and certain know-how;

•                  the outstanding capital stock of ClearLab Europe Ltd., formerly a wholly-owned subsidiary of ClearLab International, Pte. Ltd.;

•                  the outstanding capital stock of Shayna Ltd., formerly a wholly-owned subsidiary of 1-800 CONTACTS; and

•                  the outstanding capital stock of ClearLab UK, Ltd, all of which is owned by Shayna Ltd.

The assets transferred to Mi Gwang are more fully described in the Mi Gwang Agreement.

The consideration received by 1-800 CONTACTS includes a one-time nonrefundable payment of U.S. $9 million, which was paid at closing, and a one-time nonrefundable issuance by Mi Gwang of Mi Gwang Contact Lens Co., Ltd. capital stock having a value of U.S. $6.5 million, which was effected at closing.

1-800 CONTACTS retained certain liabilities and has agreed to reimburse Mi Gwang for certain liabilities, including any remaining costs associated with the closure of the United Kingdom manufacturing operations and the consolidation of operations in Singapore.

The foregoing paragraphs provide only a brief summary of selected provisions of the Mi Gwang Agreement and are qualified in their entirety by reference to the text of the Mi Gwang Agreement, which 1-800 CONTACTS expects to file as an exhibit to its quarterly report on Form 10-Q for the second quarter of fiscal year 2007.

ITEM 8.01.  Other Events

On July 5, 2007, 1-800 Contacts issued a press release announcing that it had closed the ClearLab transactions which were announced on May 29, 2007, which include the sale of ClearLab’s flat pack technology and certain other intellectual property to Menicon Co., Ltd. and the sale of ClearLab’s manufacturing, distribution, and customer support operations to Mi Gwang Contact Lens Co., Ltd.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1            Press Release issued by 1-800 CONTACTS, INC., dated July 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800 CONTACTS, INC.

Dated: July 6, 2007	By	/s/ Robert G. Hunter
Robert G. Hunter
Chief Financial Officer